SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 8, 2007 (Date of Report)
(Date of Earliest Event Reported)
Trubion Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33054 (Commission File No.)	52-2385898 (IRS Employer Identification No.)

2401 Fourth Avenue, Suite 1050, Seattle, WA 98121 (Address of Principal Executive Offices, including Zip Code)

(206) 838-0500 (Registrant’s Telephone Number, Including Area Code)

None (Former Name or Former Address, if Changed Since Last Report)

Item 8.01. Other Events.
On November 8, 2007, Trubion Pharmaceuticals, Inc. announced it will present positive data from the TRU-015 Phase IIb study at the annual meeting of the American College of Rheumatology. The Phase IIb study showed that Trubion’s TRU-015 for rheumatoid arthritis provided statistically significant efficacy after a single infusion of 800mg or 1600mg. In addition, Trubion also announced presentation of data at the annual meeting showing that repeat administration with TRU-015 was well tolerated and resulted in a consistent pharmacokinetic and pharmacodynamic profile.
A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of Trubion Pharmaceuticals, Inc., dated November 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBION PHARMACEUTICALS, INC.
Date: November 8, 2007	By:	/s/ Kathleen McKereghan Deeley
Kathleen McKereghan Deeley
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Trubion Pharmaceuticals, Inc., dated November 8, 2007.